EXERCISE NOTICE
TO BE EXECUTED BY THE HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
VAPOR CORP.

The undersigned holder hereby exercises the right to receive shares of Common Stock (“Warrant Shares”) of Vapor Corp. (the “Company”), evidenced by its Series A Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned holder hereby exercises its right to a cashless exercise of _________________ Warrants in accordance with Section 1(d) of the Warrant. Additionally, the undersigned holder represents that the exercise of the Warrants will not cause it to beneficially own in excess of 4.9% of the Company’s common stock (the Maximum Percentage) in accordance with Section 13(d) of the Securities Exchange Act of 1934.

The undersigned holder has provided this notification to its Broker and instructed their Broker to contact DTC to initiate the process. The undersigned holder acknowledges that the Company will not be able to issue the Warrant Shares until such time as the Broker has initiated the process and the Company has received this notification.

This notification shall be provided to the Company at the following email address: excashless@vpco.com. In order to acknowledge receipt of this notification form, please provide your email address below.

Delivery of Warrant Shares and Net Number of shares of Common Stock. The Company shall cause the Warrant Agent to deliver to Holder, or its designee or agent as specified below, _______________ shares of Common Stock in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

Brokerage Firm Name:
DTC#:
Account Number:
Account Holder Name:

By:

Dated:

Printed Name:

Email: